Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Richard D. Fain and Jason T. Liberty, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign in his or her name this registration statement on Form S-3 and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agent or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

EXECUTED as of the 13th day of February 2018.

/s/ John F. Brock	/s/ William K. Reilly
John F. Brock	William K. Reilly
Director	Director

/s/ William L. Kimsey	/s/ Bernt Reitan
William L. Kimsey	Bernt Reitan
Director	Director

/s/ Maritza G. Montiel	/s/ Vagn O. Sørensen
Maritza G. Montiel	Vagn O. Sørensen
Director	Director

/s/ Ann S. Moore	/s/ Donald Thompson
Ann S. Moore	Donald Thompson
Director	Director

/s/ Eyal Ofer	/s/ Arne Alexander Wilhelmsen
Eyal Ofer	Arne Alexander Wilhelmsen
Director	Director